UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

LAREDO RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-171457	90-0822497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

300 Jameson House
838 Hastings Street
Vancouver, British Columbia V6C0A6
(604) 669-9000

Registrant’s telephone number, including area code: 604-669-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

LAREDO RESOURCES CORP.

CURRENT REPORT ON FORM 8-K

Item 8.01    Other Events

On September 11, 2014 FINRA approved Laredo Resources corporate action for a 1 for 500 reverse stock split of its common stock. As of September 11, 2014, 2,128,500,000 shares of common stock were issued and outstanding. As a result of the reverse stock split to be consummated on September 15, 2014, such outstanding shares will be reduced to a total of 4,257,000 shares of common stock. The reverse stock split will not affect the Company’s 3 billion shares of common stock authorized by its certificate of incorporation.

The full text of Laredo Resources' press release issued in connection with the foregoing matter is filed as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
16.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAREDO RESOURCES CORP.

Date: September 12, 2014	By:	/s/ Robert Gardner
Robert Gardner
Chief Executive Officer